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                                                                    Exhibit 99.5


              Greene County Bancorp, Inc.                  Stock Center
                          LOGO                            430 Main Street
              (Proposed Holding Company for        Catskill, New York 12414-1303
               Greene County Savings Bank)                (518) 943-7515

Stock Order Form & Certification Form Note: Please read the Stock Order Form Instructions and Guide included in the packet of information before completion.
Deadline: The Subscription Offering expires at 12:00 Noon, New York time, December 17, 1998. Your Stock Order and Certification Form, properly executed and with the correct payment, must be received at the Stock Center or a branch of Greene County Savings Bank by this deadline, or it will be considered void.
No photocopied or faxed Order Forms will be
accepted.
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Number of Shares / Amount of Payment
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(1)  Number of Shares to purchase      Price Per Share       (2)Total Amount Due

                                        X   $10.00   =       $

            (minimum 25)

Purchase Limitations The minimum number of shares for which you may subscribe is
25. The maximum purchase limitation for any person or persons ordering through a single account in the Subscription Offering is 10,000 shares. No person together with persons acting in concert may purchase in the Subscription and Community Offerings more than 20,000 shares of Company common stock issued in the Reorganization.

Method of Payment


(3) / / Enclosed is a check, bank draft, or money order made payable to Greene County Bancorp, Inc. for $________________.

(4) / / I authorize Greene County Bancorp to make the withdrawals from my Greene County Savings Bank account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:


 Account Number(s)                               Amount(s)

                                         $

 Total Withdrawal                                $


There is no penalty for early withdrawals used for this payment. To withdraw from an account with checking privileges, please write a check.


Purchaser Information

(5) / / Check here if you were a depositor with at least $100.00 on deposit at June 30, 1997 and/or at September 30, 1998. List all the names on the account(s) and all the account number(s) of those accounts you had at these dates to ensure proper identification of your purchase rights. Confirm account(s) by initialing here________.


  Account Title (Names on Accounts)                 Account Number



/ / Check here if you are a trustee, officer or employee of Greene County
    Savings Bank or a member of such person's immediate family.


(6) Stock Registration      Form of stock ownership
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

/ / Individual             / / Uniform Transfer to Minors   / / Partnership
/ / Joint Tenants (WROS)   / / Uniform Gift to Minors       / / Individual Retirement Account
/ / Tenants in Common      / / Corporation                  / / Fiduciary/Trust Under Agreement Dated __________)
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(7)  Name                                            Social Security or Tax I.D.

     Name                                            Daytime Telephone

     Street Address                                  Evening Telephone

     City              State       Zip Code          County of Residence

/ / (8) NASD Affiliation (This section applies to those individuals who meet the delineated criteria) Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free Riding and Withholding is available, you agree, if you have checked the NASD affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 3 months following the issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.


/ / (9) Associate- Acting in concert Check here, and complete the reverse side of this form, if you or any associates (as defined on the reverse side of this form) or persons acting in concert with you have submitted other orders for shares in the offerings.

Acknowledgement By signing below, I acknowledge receipt of the Prospectus dated November xx, 1998 and the provisions therein and understand that I may not change or revoke my order once it is received by Greene County Bancorp, Inc. I also certify that this stock order is for my account only and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Greene County Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer.

Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return. (10) Signature Sign and date the form. When purchasing as a custodian, corporate officer, Authorized Signature Title (if applicable) Date etc., include your full title. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds. (11) Certification Form Be sure to sign the Certification Form on the reverse side.

YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. THIS ORDER IS NOT VALID IF NOT SIGNED. If you need help completing this Form, you may call the Stock Center at (518) 943-7515.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER CORPORATION, FUND OR GOVERNMENTAL AGENCY.

Authorized Signature         Title (is applicable)         Date

Authorized Signature         Title (is applicable)         Date


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FOR OFFICE USE ONLY

Date Rec'd ____/____/____ Order # _________Batch _________ Check #
_________Category________ Amount $ _______________ Initials ____________________


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                              (Greene County Logo)



Item (5)  -(continued)
  Account Title (Names on Account)                     Account Number

Item (9) - (continued)
List below all other orders submitted by you or your Associates (as defined) or by persons acting in concert with you.


  Account Title (Names on Account)                     Account Number


The term "associate," when used to indicate a relationship with any person., is defined to mean (i) a corporation or organization (other than Greene County Bancorp, Inc., Greene County Bancorp, MHC or Greene County Savings Bank) of which such person is a trustee, officer, or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, provided, however, that such term shall not include any tax qualified employee stock benefit plan of Greene County Bancorp, Inc., Greene County Bancorp, MHC or Greene County Savings Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a trustee or officer of Greene County Bancorp, Inc., Greene County Bancorp, MHC or Greene County Savings Bank.


                               CERTIFICATION FORM

         (This form must be dated and signed along with your dated and signed Stock Order Form on the reverse side.)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $1.00 PAR VALUE PER SHARE (THE "COMMON STOCK") OF GREENE COUNTY BANCORP, INC. (THE "COMPANY"), THE PROPOSED HOLDING COMPANY FOR GREENE COUNTY SAVINGS BANK (THE "BANK"), ARE NOT FEDERALLY INSURED AND ARE NOT GUARANTEED BY THE COMPANY, THE BANK, OR THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Federal Deposit Insurance Corporation's New York State Director, Mr. ____, at (xxx) xxx-xxxx.

I further certify that, before purchasing shares of Common Stock of the Company, I received a copy of the Prospectus dated November XX, 1998 which discloses the nature of the shares of Common Stock being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 13 of the Prospectus:

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

          1.    Recent Market Volatility                                                                                 (page 13)
          2.    Reduced Return on Equity after the Reorganization                                                        (page 13)
          3.    Potential Effects of Changes in Interest Rates and the Current Market Environment                        (page 13)
          4.    The  Expenses  and  Dilutive  Effect  of the  Contribution  of  Shares  and Cash to the  Charitable
                Foundation                                                                                               (page 14)
          5.    Minority Ownership and Certain Anti-Takeover Provisions                                                  (page 14)
          6.    Dividend Waivers by the Mutual Company                                                                   (page 15)
          7.    Lending Risks Associated with Consumer, Commercial Business Lending and Commercial Real Estate           (page 15)
          8.    Strong Competition within the Bank's Market Area                                                         (page 15)
          9.    Intent to Remain Independent                                                                             (page 15)
         10.    Regulatory Oversight and Legislation                                                                     (page 15)
         11.    Uncertainty as to Future Growth Opportunities                                                            (page 16)
         12.    Absence of Market for Common Stock                                                                       (page 16)
         13.    Irrevocability of Orders; Potential Delay in Completion of Offerings                                     (page 16)
         14.    Expenses Associated with the ESOP and Stock Award Plan                                                   (page 16)
         15.    Dilutive Effect of Stock Award Plan and Stock Option Plan                                                (page 17)
         16.    Year 2000 Compliance                                                                                     (page 17)
         17.    Role of the Financial Advisors/Best Efforts Offering                                                     (page 17)
         18.    Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights                      (page 17)
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Signature                  Date            Signature            Date



Name (please print)                        Name (please print)